K-tel International, Inc.
                                                                  1995 Form 10-K
                                                                      Exhibit 21

SUBSIDIARIES  OF  THE  REGISTRANT

Subsidiaries of the Company and the jurisdiction in which each company was incorporated are listed below. Unless otherwise indicated, all of the voting securities of each subsidiary are owned by K-tel International, Inc. or one of its subsidiaries. A number of subsidiaries not important to an understanding of K-tel's business have been omitted. Such subsidiaries in the aggregate would not constitute a significant subsidiary.

K-tel International (USA), Inc.
Plymouth, Minnesota (a Minnesota corporation)

Dominion Entertainment, Inc.
Plymouth, Minnesota (a Minnesota corporation)

K-tel Ireland Limited
Dublin, Ireland (an Ireland corporation)

K-tel International Finland OY
Helsinki, Finland (a Finland corporation)

K-tel International (N.Z.) Ltd.
Auckland, New Zealand (a New Zealand corporation)

K-tel Entertainment (CAN) Inc.
(formerly ERA International, Ltd.)
Winnipeg, Manitoba (a Canada corporation)

Dominion Vertriebs GmbH
Karben, Germany (a Germany corporation)

K-tel Entertainment (U.K.) Ltd.
London, England (an England corporation)

K-tel International (Spain) S.L.
Madrid, Spain (a Spain corporation)

K-tel International (France) S.R.L.
Paris, France (a France corporation)

K-tel (Australia) Pty. Limited
Southport, Queensland, Australia (an Australian corporation)

U.S. Distribution Services, Inc.
Plymouth, Minnesota (a Minnesota corporation)

K-tel, Inc.
Plymouth, Minnesota (a Minnesota corporation)

K-tel Direct, Inc.
Plymouth, Minnesota (a Minnesota corporation)